UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2005

Urban Outfitters, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1809 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 564-2313

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Company’s Current Report on Form 8-K, dated May 20, 2005, announcing the resignation of KPMG, LLP (“KPMG”) as the Company independent registered public accounting firm. The Company provided KPMG with the statements included in the Current Report and had requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the Company’s statements. The letter was not available at the time the Current Report was filed.

Item 4.01 Changes in Registrant’s Certifying Accountant

Appointment of new independent registered public accounting firm

On May 24, 2005, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2006, effective upon the final completion of Deloitte & Touche’s customary client acceptance procedures and execution of an engagement letter. During the two most recent fiscal years and through May 24, 2005, the Company did not consult with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Resignation of independent registered public accounting firm

As stated in the Company’s Proxy and Notice of Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 25, 2005, the Company announced it had not yet selected the Company’s independent accountant for the fiscal year ending January 31, 2006 and would commence a process to review available alternatives. On May 3, 2005, the Company issued a request for proposal to serve as the Company’s independent registered public accounting firm. On May 20, 2005, KPMG LLP (“KPMG”) informed the Company that it resigned as the Company’s independent registered public accounting firm.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended January 31, 2005 and 2004, as well as the audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2005 and the effectiveness of internal control over financial reporting as of January 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its audits for each of the two most recent fiscal years and through May 20, 2005, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its report on the financial statements for such years.

During the two most recent fiscal years and through May 20, 2005, there have been no “reportable events” (as described in Regulation S-K Item 304(a)(1)(v)).

In response to the Company’s request, KPMG has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 26, 2005, is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1 – Letter, dated May 26, 2005, from KPMG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 31, 2005	By:	/s/ John E. Kyees
John E. Kyees
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter, dated May 26, 2005, from KPMG